Exhibit 99.2

801 E. 86th Avenue Merrillville, IN 46410

FOR IMMEDIATE RELEASE
September 29, 2014

FOR ADDITIONAL INFORMATION
Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Vice President, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

Columbia Pipeline Partners LP Files for Initial Public Offering

HOUSTON, TX—Columbia Pipeline Partners LP (“CPPL”) announced today that it has filed a registration statement with the Securities and Exchange Commission (the “SEC”) for an initial public offering of CPPL’s common units. CPPL intends to apply to list its common units on The New York Stock Exchange under the symbol “CPPL.”

CPPL was formed by NiSource Inc. (“NiSource”) to own, operate and develop a portfolio of pipelines, storage and related midstream assets. CPPL’s initial assets are expected to consist of a 14.6% interest in CPG OpCo LP, which will own substantially all of the natural gas transmission, storage and midstream assets of NiSource. CPPL expects to launch its initial public offering in the first quarter of 2015.

Barclays and Citigroup will act as the joint book-running managers of the offering. Lazard is also acting as a financial advisor to NiSource.

The offering of the common units will be made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”) when available, may be obtained from:

Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 barclaysprospectus@broadridge.com Toll-Free: 1-888-603-5847	Citigroup Global Markets Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 batprospectusdept@citi.com Toll-Free: 1-800-831-9146

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities issuable pursuant to the registration statement, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of CPPL and its management. Although CPPL believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: the risks and uncertainties that CPPL will not complete an offering of its securities, will not raise the planned amount of capital even if an offering of securities is completed, and will not be able to complete its proposed actions on the timetable indicated. Furthermore, the structure, nature, purpose, and proposed assets and liabilities of CPPL may change materially from those depicted herein. No assurance can be given as to the value of CPPL, the price at which its securities may trade, or whether a liquid market for those securities will develop or be maintained. In addition, CPPL will be subject to the risks normally attendant to its business, including those set forth in the “Risk Factors” section in the registration statement, many of which are risks beyond its control. CPPL expressly disclaims a duty to update any of the forward-looking statements contained in this release.

About NiSource

NiSource Inc., based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available at www.nisource.com. NI-F